UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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       Date of Report (Date of earliest event reported): November 4, 2004
                              (September 27, 2004)

Commission file number:  0001175594

                         LARREA BIOSCIENCES CORPORATION
        (Exact name of small business issuer as specified in its charter)

         NEVADA                                              68-0508505
(State or other Jurisdiction of                           (I.R.S. Employer NO.)
Incorporation or Organization)

                               400-55 Water Street
                           Vancouver, British Columbia
                                  V6B1A1 Canada
               (Address of principal executive offices) (Zip Code)

                          (604) 899-7977/(604) 899-6109
           (Issuer's telephone/facsimile numbers, including area code)
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Item 5.01 Changes in Control of Registrant

On September 21, 2004 shareholders of Larrea BioSciences Corporation ("Larrea") entered into an agreement with A&S Holdings Management Ltd. ("A&S") whereby A&S acquired 72% of the issued and outstanding shares of common stock of Larrea. A&S acquired the shares in exchange for a one million dollar line of credit to Larrea and, being available to provide public relations and investor relations services to Larrea. The controlling interest was acquired from John A. Briner as trustee of shareholders having a majority interest in Larrea, David Kalenuik, Robert A. Sinnott, William L. Kalenuik, Walter Brown Sr., Ian Fox, and Hugh Staine. As part of the agreement, Mr. David Kalenuik resigned as director, chairman and chief executive officer and was replaced with Mr. Peter Smetek. Mr. Robert B. Alexander has been appointed as a director of the Company. Dr. Robert
A. Sinnott remains in his position of director and vice president. Mr. Richard Behlmann has been appointed to the positions of Chief Financial Officer and Secretary.

The below chart reflects the security ownership of certain beneficial owners and management as of September 27, 2004:

Names and Address                          Number of Shares(1)    Percentage
                                                           Beneficially Owned(2)

A&S Holdings Management Ltd.(3)(4)              11,679,737             71.96%

Peter Smetek, Chairman, CEO(3)                  -0-                    0%

Robert B. Alexander, Director(4)                -0-                    0%

Robert A. Sinnott(4)                            -0-                    0%

Richard Behlmann(4)                             -0-                    0%

All officers & directors as a group             -0-                    0%

      (1)   The number of shares reflects common stock ownership
      (2) Percentage Ownership is based on 16,230,760 shares issued and outstanding
      (3)   One Bank Land c/o Ansbacher Bank, Nassau, Bahamas.
      (4) c/o Larrea BioSciences Corporation ,400-55 Water Street, Vancouver, British Columbia

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers Exhibits

Effective September 27, 2004, David Kalenuik resigned as an officer and director of Larrea. There was no disagreement between Mr. Kalenuik and Larrea regarding any matter relating to Larrea's operations, policies or practices. The vacancy in these positions was filled by Mr. Peter Smetek. An additional vacancy on the board of directors was filled by Mr. Robert B. Alexander. Also effective September 27, 2004, Mr. Sinnot resigned his position as Chief Financial Officer of Larrea. Mr. Richard Behlmann has been named to the positions of CFO and Secretary of Larrea.

Mr. Smetek, Mr. Alexander and Mr. Behlmann do not have employment agreements with Larrea. There were no agreements or other relationships between Mr. Smetek, Mr. Alexander and Mr. Behlmann during the preceding two years.

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                                   SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            LARREA BIOSCIENCES CORPORATION

Date:    November 4, 2004
                                            /s/Peter Smetek
                                            Peter Smetek
                                            Chief Executive Officer

Date:    November 4, 2004
                                            /s/Richard Behlmann
                                            Richard Behlmann
                                            Chief Financial Officer, Secretary

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